Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Prospect Capital Corporation
4.95% Convertible Notes due 2022
No. 2      $103,500,000
CUSIP No. 74348T AR3 ISIN No. US74348TAR32
Prospect Capital Corporation, a corporation organized under the laws of Maryland (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns (the “Depositary”), the principal sum of $103,500,000, or such other principal amount as shall be set forth on the Schedule I hereto, on July 15, 2022, unless earlier converted, repurchased or redeemed.
This Note shall bear interest at the rate of 4.95% per year from January 15, 2018, or from the most recent date to which interest had been paid or provided. Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Except as otherwise provided in the Indenture, interest is payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2018, to Holders of record at the Close of Business on the preceding January 1 and July 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from, and including the immediately preceding Interest Payment Date to but excluding such Interest Payment Date. To the extent lawful, payments of principal or interest (including Filing Additional Interest, if any) on the Notes that are not made when due will accrue interest at the annual rate of 1.0% above the then-applicable interest rate borne by the Notes from the required payment date in accordance with the provisions of the Indenture.
Payment of the principal and interest, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) wire transfer to an account of the Person entitled thereto located inside the United States; provided further, however, that, with respect to any Holder of Notes with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Company, interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable Record Date. Notwithstanding the foregoing, payment of interest in respect of Notes held in global form shall be made in accordance with procedures required by the Depositary.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.
PROSPECT CAPITAL CORPORATION

By:_____________________________
    Name:
    Title:
Attest

By: _____________________________
Name:
Title:
Dated: May 18, 2018

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

[Signature Page to Global Note]

[REVERSE OF NOTE]
Prospect Capital Corporation
4.95% Convertible Notes due 2022
This Note is one of a duly authorized issue of Notes of the Company designated as its 4.95% Convertible Notes due 2022 (herein called the “Notes”), issued under an Indenture dated as of February 16, 2012 (herein called the “Base Indenture”), as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated March 12, 2012, by and among the Company, U.S. Bank National Association (herein called the “Trustee”) and American Stock Transfer & Trust Company, LLC and as further supplemented by the Supplemental Indenture, dated as of April 11, 2017 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02 of the Supplemental Indenture, without the consent of each Holder of an Outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other securities.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes (except as otherwise provided in the Indenture), Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
This Note is not subject to redemption prior to April 15, 2022. On or after April 15, 2022, the Note is subject to redemption in accordance with the terms and subject to the conditions specified in the Indenture.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Filing Additional Interest, if any) to but excluding the Fundamental Change Repurchase Date. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof at any time following the Company entering into a definitive agreement that, if consummated, would give rise to a Fundamental Change, but in any event not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change.
Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Note that is in an integral multiple of $1,000. Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay cash in lieu of such fractional share of Common Stock as provided in the Indenture. The initial Conversion Rate shall be 100.2305 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. If a Holder converts all or a part of this Note in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in the Indenture.
Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection with any registration of transfer or exchange of Notes (except as otherwise set forth in the Indenture).
The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

Schedule I
Prospect Capital Corporation
4.95% Convertible Notes due 2022
No. 2

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

FORM OF CONVERSION NOTICE
To: Prospect Capital Corporation
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes and duties payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $____,000

Social Security or Other Taxpayer Identification Number

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: Prospect Capital Corporation
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Prospect Capital Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $____,000
NOTICE:
The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT AND TRANSFER
For value received ______________ hereby sell(s), assign(s) and transfer(s) unto _____________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture between Prospect Capital Corporation and U.S. Bank National Association, as Trustee.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change, or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.